UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

Neutron Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Nevada	005-80243	98-0338100
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 De Maisonneuve West, 2 Place Alexis Nihon Suite 1650 Montreal, Quebec, Canada	H3Z 3C1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (514) 871-2222

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 3.02 is hereby incorporated by reference.

Section 3 – Securities And Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On December 14, 2007, Neutron Enterprises, Inc. (the “Company”, “we” or “us”) conducted the initial closing of a private placement of up to 16,000,000 shares of common stock and warrants to purchase an additional 16,000,000 shares of common stock for aggregate gross proceeds of up to $4,000,000 which we may increase in our sole discretion. At the initial closing, we sold 12,212,000 shares of common stock and warrants to purchase an additional 12,212,000 shares of common stock for aggregate gross cash proceeds of $3,053,000. The securities were sold in units at a purchase price of $0.25 per unit with each unit consisting of one (1) share of common stock, $0.001 par value per share, and a warrant to purchase one share of common stock at an exercise price of $.35 per share. The warrants are currently exercisable in full, terminate two years from the date of issuance, and the exercise price and the number of shares issuable upon exercise of the warrants are subject to adjustment for stock splits, combinations, recapitalization and stock dividends. We have the option to call the warrants, in whole or in part, for $.01 per share if the market value of our common stock is equal to or greater than $0.75 per share for ten consecutive trading days. We have agreed to prepare and file with the Securities and Exchange Commission within 120 days, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), permitting the public resale of the shares of common stock issuable upon exercise of the warrants issued in the offering.

The units were sold in a private placement transaction solely to a limited number of accredited investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

Rory Olson, Mitchell Rosen, Joel Leonoff, Steve Shaper, Andrew Gertler and Mark Brookshire, who serve as directors or executive officers of the Company, participated in the private offering, on the same terms and conditions as all investors, by purchasing an aggregate of 4,100,000 units for aggregate gross cash proceeds of $1,025,000.

The descriptions of the subscription agreements and the warrants set forth above are qualified in their entirety by reference to a copies of such agreements filed as exhibits to this report.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2007, we reduced the salaries of our executive officers as follows:

		Base Annual Salary	Base Annual Salary
Name	Position	Prior to Reduction	After Reduction
Rory Olson	Chief Executive Officer	$300,000 CDN	$165,000 CDN

Mitchell Rosen	Executive Vice President and Chief Financial Officer	$240,000 CDN	$165,000 CDN

Mark Wolinsky	Chief Operating Officer	$225,000 CDN	$165,000 CDN

Mark Brookshire	President of Stock-Trak, Inc.	$160,000 USD	$130,000 USD

The foregoing salary reductions were effective with the pay period commencing December 1, 2007.

In consideration of the foregoing salary reductions, on December 12, 2007 we issued options under our Neutron Enterprises, Inc. 2007 Stock Incentive Plan (the “Plan”) to Messrs. Olson, Rosen, Wolinsky and Brookshire to purchase 200,000, 200,000, 200,000 and 50,000 shares of common stock, respectively. The options have an exercise price of $0.30 per share, vest in four equal quarterly installments over a one year period after the date of grant, terminate five years from the date of grant, and are otherwise subject to the terms of the Plan.

Resignation of Director

On December 16, 2007, we accepted the resignation of Paul Denommee as a director of the Company, effective immediately. In connection with his resignation, we agreed to accelerate the vesting provisions of all 100,000 options held by Mr. Denommee.

Appointment of Director

On December 12, 2007, we appointed Joel Leonoff to our Board of Directors. In connection with his appointment, we issued to Mr. Leonoff an option under the plan to purchase 250,000 shares of our common stock at an exercise price of $.30 per share. The option vests in four equal semiannual installments over a two year period after the date of grant, terminates five years from the date of grant, and is otherwise subject to the terms of the Plan.

As more fully described in Item 3.02 above, on December 14, 2007 Mr. Leonoff purchased 800,000 units for $200,000 in a private placement transaction on the same terms and conditions as all other investors in the offering.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Form of Subscription Agreement for Canadian investors by and between the Company and Purchasers of Units consisting of Common Stock and Warrants

10.2	Form of Subscription Agreement for non-Canadian investors by and between the Company and Purchasers of Units consisting of Common Stock and Warrants

10.3	Form of Warrant issued to Purchasers of Units in the Private Offering consisting of Common Stock and Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neutron Enterprises, Inc.

Date: December 18, 2007

By: /s/ Mitchell Rosen
Mitchell Rosen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Subscription Agreement for Canadian investors by and between the Company and Purchasers of Units consisting of Common Stock and Warrants

10.2	Form of Subscription Agreement for non-Canadian investors by and between the Company and Purchasers of Units consisting of Common Stock and Warrants

10.3	Form of Warrant issued to Purchasers of Units in the Private Offering consisting of Common Stock and Warrants